Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Bank First Corporation
Manitowoc, Wisconsin
We consent to the incorporation by reference in the registration statements (Nos. 333-228989 and 333-229958) on Forms S-8 of Bank First Corporation of our report dated March 11, 2020, with respect to the financial statements of Bank First Corporation, which report appears in Bank First Corporation’s 2019 Annual Report on Form 10-K.
/s/ Dixon Hughes Goodman LLP
Atlanta, Georgia
March 11, 2020